UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

HyperFeed Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 South Wacker Drive, Suite 300, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-913-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, HyperFeed Technologies, Inc., a Delaware corporation (the "Company"), acquired Focus Technology Group LLC ("Seller"), a provider of smart order routing trading technologies to the financial services industry, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"). The Company purchased substantially all of the assets of Seller, which primarily consist of developed technology and client contracts and relationships, for two installments: $250,000 in cash paid at closing and $100,000 in cash to be paid on the 12 month anniversary of closing, and an earn-out payable quarterly in an amount equal to thirty percent (30%) of licensing revenue for the Smart Order Routing Technology for Traders software ("SORTT") beginning on the closing date and ending on the first anniversary, and twenty-five percent (25%) of SORTT licensing revenue for years two and three ("Earn Out"). The Earn Out obligation cannot exceed $3.4 million in aggregate. The Company funded the payment at closing by borrowing against a Convertible Note issued on November 2, 2004 to PICO Holdings, Inc., the Company’s majority shareholder. In connection with the entry into Asset Purchase Agreement, the Company also entered into employment agreements with two principals of Seller.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

No financial statements of Seller are required to be filed with this Report in accordance with Regulation S-X.

(b) Pro forma financial information:
No pro forma financial information is required to be filed with this Report in accordance with Regulation S-X.

(c) Exhibits:

2.1 Asset Purchase Agreement dated as of February 16, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperFeed Technologies, Inc.

February 22, 2005	By:	Randall J. Frapart

Name: Randall J. Frapart
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of February 16, 2005